                                                                    Exhibit j(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 5, 2002 relating to the financial statements and financial highlights which appear in the December 31, 2001 Annual Report to Shareholders of Credit Suisse Cash Reserve Fund, Inc. and New York Tax Exempt Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Accountants and Counsel" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
December 30, 2002